Exhibit 23.3

                         Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-3 dated April 18, 1997, and related Prospectus of Cali Realty Corporation for the registration of 351,070 shares of its common stock and to the incorporation by reference therein of our report dated February 21, 1997, with respect to the combined financial statements of Robert Martin Group included in the Current Report on Form 8-K/A of Cali Realty Corporation dated March 28, 1997, filed with the Securities and Exchange Commission.


                                        /s/ Ernst & Young LLP
                                        ----------------------------
                                        Ernst & Young LLP

New York, New York
April 17, 1997